EXHIBIT 10.1

                          VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT dated as of October 24, 2007 between The Hain Celestial Group, Inc., a Delaware corporation ("Parent"), and Edward Reiss, Brenda Schenk and Craig Silverman (each, a "Shareholder" and collectively the "Shareholders"), each a shareholder of TenderCare International, Inc., a Colorado corporation (the "Company").

WHEREAS, Parent, Hain Acquisition Corporation, a Colorado corporation and a whole owned subsidiary of Parent ("Parent Subsidiary"), and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement) providing for, among other things, the merger of Parent Subsidiary with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Shareholder owns the number of Company Shares set forth on Appendix A hereto (of record or beneficially) (such Company Shares being referred to herein as the "Original Shares"; the Original Shares, together with any other shares of capital stock of the Company or other voting securities of the Company acquired (of record or beneficially) by any Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options or other securities convertible into voting stock), being collectively referred to herein as the "Subject Shares"); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Shareholders enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                                AGREEMENT TO VOTE

Section 1.01 Voting. Each Shareholder hereby agrees that during the time this Agreement is in effect such Shareholder shall (or shall cause the relevant record holder(s) to), in connection with any meeting or action by written consent of the shareholders of the Company: (a) vote such Shareholder's Voting Shares (as defined below) in favor of the Merger Agreement and the Merger; (b) vote such Shareholder's Voting Shares against any action or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company under the Merger Agreement; and (c) vote such Shareholder's Voting Shares against any action or agreement that could reasonably be expected to prevent, impede, interfere with, delay or postpone the consummation of the Merger, including, without limitation any (i) Takeover Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement, (iv) material change in the policies or management of the Company, (v) election of new members to the board of directors of the Company,
(vi) material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company's Articles of Incorporation or Bylaws, (vii) other material change in the Company's corporate structure or business or (vii) other matter relating to, or in connection with, any of the foregoing matters. For purposes of this Agreement, "Voting Shares" shall mean the number of Company Shares listed on Appendix A hereto under the heading "Initial Voting Shares" plus that number of additional Subject Shares (on a pro rata basis among the Shareholders based on their Subject Shares) necessary (including as a result of any Shareholder's failure to perform its obligations pursuant to this Agreement) to represent an aggregate of 40% of all Company Shares eligible to vote or act by written consent at the record date.

Section 1.02      Grant Of Irrevocable Proxy.


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      (a) Each Shareholder hereby grants to Parent, and to each officer of
Parent, a proxy to vote such Shareholder's Voting Shares as indicated in Section
1.01. Each Shareholder intends this proxy to be, and this proxy is, irrevocable in accordance with Colorado law and is coupled with an interest, and each Shareholder will immediately take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Shareholder with respect to such Shareholder's Voting Shares. The irrevocable proxy granted in this Section
1.02 shall expire in accordance with Section 5.13 hereof.

      (b) Each Shareholder represents that any proxies heretofore given in respect of such Shareholder's Voting Shares are not irrevocable, and that any such proxies are hereby revoked.

      (c) Each Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

Section 1.03 Capacity. By executing and delivering this Agreement, each Shareholder makes no agreement or understanding herein in such Shareholder's capacity or actions as a director, officer or employee of the Company or any subsidiary of the Company. Each Shareholder is signing and entering into this Agreement solely in such Shareholder's capacity as the beneficial owner of such Shareholder's Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by such Shareholder in such Shareholder's capacity as an employee, officer or director of the Company or any subsidiary of the Company.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Each Shareholder represents and warrants to Parent as follows:

Section 2.01 Ownership Of Original Shares. Such Shareholder is the beneficial owner of, and has good and marketable title to, the number of Original Shares set forth on Appendix A hereto, free and clear of any Liens. As of the date hereof, such Shareholder does not own (of record or beneficially) any shares of capital stock of the Company other than such Shareholder's Original Shares. Such Shareholder has the sole right to Transfer (as defined below) and direct the voting of such Shareholder's Original Shares, and none of such Shareholder's Original Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Original Shares, except as set forth in this Agreement.

Section 2.02 Power; Binding Agreement. Such Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms.

Section 2.03 No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by such Shareholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of such Shareholder's Subject Shares or other properties or assets of such Shareholder under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which such Shareholder is a party or by which such Shareholder's Subject Shares or such Shareholder's other properties or assets are bound.

Section 2.04 Finder's Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.


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                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Shareholders as follows:

Section 3.01 Power; Binding Agreement. Parent has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

                                   ARTICLE IV
                          COVENANTS OF THE SHAREHOLDERS

Section 4.01 Covenants of the Shareholders. Each Shareholder agrees as follows:

      (a) Except as set forth herein and in the Merger Agreement, such Shareholder shall not:

            (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, such Shareholder's Subject Shares to any person, other than Parent or Parent's designee;

            (ii) enter into, or otherwise subject such Shareholder's Subject Shares to, any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to such Shareholder's Subject Shares; or

            (iii) take any other action that would in any way restrict, limit or interfere with the performance of such Shareholder's obligations hereunder or the transactions contemplated to be performed by such Shareholder hereunder.

      (b) Each Shareholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that such Shareholder may have with respect to such Shareholder's Subject Shares.

      (c) Each Shareholder hereby agrees that any attempted Transfer in violation of Section 4.01(a)(i) shall be null and void.

Section 4.02 No Solicitation; Other Offers. Each Shareholder acknowledges and agrees to be bound by the obligations applicable to such Shareholder as set forth in Section 8.5 of the Merger Agreement.

Section 4.03 Further Assurances. Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Shareholder's Voting Shares as contemplated by Section 1.02. Parent agrees to use commercially reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

                                   ARTICLE V
                                  MISCELLANEOUS

Section 5.01 Expenses. All costs and expenses incurred by any party in connection with this Agreement shall be paid by the party incurring such cost or expense.


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Section 5.02 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not to be performed in accordance with their specific terms or were to be otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that in such circumstances the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.03 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

      (a)   if to Parent to:

            The Hain Celestial Group, Inc.
            58 South Service Road
            Melville, New York 11747
            Attention: Chief Financial Officer
            Telecopy No.: (631) 730-2561

            with a copy (which shall not constitute notice) to:
            DLA Piper US LLP
            1251 Avenue of the Americas
            New York, New York 10020
            Attention: Jonathan Klein, Esq.
            Telecopy No.: (212) 335-4501

      (b) if to a Shareholder, to such Shareholder's address listed on the books of the Company:

            with a copy (which shall not constitute notice) to:

            Strauss & Malk LLP
            135 Revere Drive
            Northbrook, Illinois 60062
            Attention: Steven B. Randall, Esq.
            Facsimile No.:  (847) 562-1422

or to any other address or facsimile number as that party may hereafter specify for this purpose by notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received before 5 p.m. local time on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 5.04 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

Section 5.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Shareholder (whether by operation of law or otherwise) without the prior written consent of Parent and any such purported assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Shareholder agrees as to such Shareholder, severally and not jointly, that this Agreement and such Shareholder's obligations hereunder shall attach to such Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors.


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Section 5.06 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each Shareholder and Parent irrevocably submit to the exclusive jurisdiction of any Colorado state or federal court sitting in the State of Colorado in any action arising out of or relating to this Agreement, hereby irrevocably agree that all claims in respect of such action shall be heard and determined in such Colorado state or federal court, and hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

Section 5.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures by facsimile or in "pdf" format shall bind the parties hereto.

Section 5.08 Interpretation. When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided that in no event will Parent or Parent Subsidiary, on the one hand, or the Company, on the other, be considered an affiliate of the other such party(ies).

Section 5.09 Stop Transfer Restriction; Legend.

      (a) In furtherance of this Agreement, each Shareholder shall, and authorizes Parent to, deliver written instructions to the Company and the Company's transfer agent (a) that there is a stop transfer restriction with respect to all of such Shareholder's Subject Shares (and that this Agreement places limits on the voting and Transfer of such Shareholder's shares).

      (b) Each Shareholder shall cause the certificated Subject Shares to have a legend placed conspicuously on such certificate to the following effect: "The shares of common stock evidenced by this certificate are subject to a Voting and Support Agreement dated October 24, 2007, entered into by the record owner of such shares and The Hain Celestial Group, Inc." Each Shareholder shall cause a counterpart of this Agreement to be deposited with the Company at its principal place of business or registered office where it shall be subject to the same right of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

Section 5.10 Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 5.11 Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions hereof, which will remain in full force and effect. Upon any determination that any term or other provision is invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

Section 5.12 Binding Effect On Signatories. Once this Agreement has been executed by Parent, this Agreement shall be binding upon a Shareholder when such Shareholder executes this Agreement.

Section 5.13 Expiration. This Agreement and the rights and obligations of the respective parties hereto under this Agreement, including the irrevocable proxy granted in Section 1.02, shall terminate, and be of no further force or effect, on the earliest to occur of (A) the Effective Time, (B) the termination of this Agreement by written notice from Parent to the Shareholders and (C) the termination of the Merger Agreement in accordance with its terms; provided that Sections 5.01, 5.03, 5.06, 5.08, 5.10, 5.11 and 5.14 shall survive any such termination.


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Section 5.14 Nonsurvival Of Representations And Warranties. None of the
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time or any termination of this Agreement. This Section 5.14 shall not limit any covenant or agreement of a party that by its terms expressly contemplates performance after the Effective Time.

Section 5.15 Several Obligations. Each Shareholder agrees that such Shareholder's obligations under this Agreement is a several obligation of such Shareholder, and that the failure by any other Shareholder to perform such other Shareholder's obligations under this Agreement or the breach by any other Shareholder of any representation or warranty hereunder shall not constitute a bar, limitation, prohibition or defense to the enforcement of this Agreement against any Shareholder.

Section 5.16 No Waiver; Cumulative Remedies. Neither any failure nor any delay on the part of Parent in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

                  [Remainder of page intentionally left blank.]


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IN WITNESS WHEREOF, Parent and each Shareholder have caused this Agreement to be signed, in the case of Parent, by its officer thereunto duly authorized, as of the date first written above.

 THE HAIN CELESTIAL GROUP, INC.

By: ___________________________________
 Name:  Ira J. Lamel
 Title: Executive Vice President and
        Chief Financial Officer

 EDWARD REISS


_______________________________________



 BRENDA SCHENK


_______________________________________



 CRAIG SILVERMAN


_______________________________________


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                                                                      Appendix A




                                Original Shares                  Initial
   Shareholder                 beneficially owned             Voting Shares
-------------------            ------------------             -------------
Edward Reiss                       1,232,616                      899,120
Brenda Schenk                      2,780,221                    2,028,005
Craig Silverman                       75,000                       54,708
                                   ---------                    ---------
Total                              4,087,837                    2,981,833

Total Company Shares outstanding as of the date of this Agreement: 7,454,582